EXHIBIT 5(a)








                               November 2, 1998



General Motors Corporation
100 Renaissance Center
Detroit, Michigan   48265-1000

Gentlemen:


         As Attorney, Legal Staff of General Motors Corporation (the "Corporation"), I am familiar with the Registration Statement, dated November 2, 1998, being filed by General Motors with the Securities and Exchange Commission, relating to $65,000,000.00 of Deferred Compensation Obligations, to be registered for the General Motors Deferred Compensation Plan for Executive Employees (the "Plan").

         It is my opinion that the Deferred Compensation Obligations to be registered, when sold or issued hereafter in accordance with the provisions of said Plan, in accordance with Delaware law and upon payment of the consideration for such obligations as contemplated by said Plan, will be validly and legally binding obligations of the Corporation in accordance with and subject to the terms of the Plan.

         I hereby consent to the use of this opinion as Exhibit 5(a) of the abovementioned Registration Statement and to the use of my name in such Registration Statement and in the related Prospectus under the heading "Legal Opinions".


                                            Very truly yours,




                                            /s/MARTIN I. DARVICK
                                              Martin I. Darvick
                                            Attorney, Legal Staff


















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